Exhibit 10.6

SCHEDULE

to the

ISDA 1992 Master Agreement

dated as of February 15, 2008

between

CITIBANK, N.A.,

a national banking association organized under the laws of the United States

(“Party A”)

and

Harley-Davidson Motorcycle Trust 2008-1

(“Party B”)

Reference is made to that certain Indenture dated as of February 15, 2008 (as amended, modified or supplemented from time to time in accordance with its terms, the “Indenture”) between Party B, as the Issuer thereunder, and The Bank of New York Trust Company, N.A., as Indenture Trustee, and to that certain Sale and Servicing Agreement dated as of February 15, 2008 (as amended, modified or supplemented from time to time in accordance with its terms, the “Sale and Servicing Agreement”) among Party B, Harley-Davidson Customer Funding Corp., as Trust Depositor, Harley-Davidson Credit Corp., as the Servicer, and The Bank of New York Trust Company, N.A., as Indenture Trustee. Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them in the Sale and Servicing Agreement and/or the Indenture.

Part 1

Termination Provisions

(a)                                  “Specified Entity” means:

                                                (i)                                     in relation to Party A:                              not applicable; and

                                                (ii)                                  in relation to Party B:                                not applicable.

(b)                                 “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c)                                  The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B; provided, however, that  Section 5(a)(i) is hereby amended by replacing the word “third” with the word “first”.

(d)                                 The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B.

(e)                                  The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraphs 3(b), 6(d) and 8(d) of the Credit Support Annex referred to in Part 4(g) herein.

(f)                                    The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

(g)                                 The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(h)                                 The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B.

For purposes of Section 5(a)(vi), the following provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14 of this Agreement except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

 “Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of Party A or, if applicable, the Eligible Guarantor.

“Shareholders’ Equity” means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its capital stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(i)                                     The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B except that in respect of Party B (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Transaction Documents, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14, notwithstanding anything to the contrary in this Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Transaction Documents, or any appointment to which Party B has not yet become subject; (E) Section 5(a)(vii)(7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(i), and (G) Section 5(a)(vii)(9) shall not apply.

(j)                                     The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(k)                                  Notwithstanding anything to the contrary in Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under any Credit Support Document shall not be an Event of Default under Section 5(a)(i) or Section 5(a)(iii) unless (A) a Moody’s Ratings Event has occurred and is continuing and at least 30 Local Business Days have elapsed since the last time such Moody’s Ratings Event first occurred and (B) such failure is not remedied on or before the third Local Business Day after notice of such failure is received by Party A.

(l)                                     The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(m)                               The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will apply to Party B, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” are hereby deleted.

(n)                                 The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

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(o)                                 The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(p)                                 The “Automatic Early Termination” provisions of Section 6(a) will not apply to Party A and will not apply to Party B;

(q)                                 For the purpose of the “Payments on Early Termination” provisions of Section 6(e): Market Quotation and Second Method will apply; provided, however, that, notwithstanding anything to the contrary in this Agreement, if an Early Termination Date has been designated as a result of a Derivative Provider Trigger Event, the following provisions will apply:

(i)                                     The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“ “Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.”

(ii)                                  The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

““Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding,; provided that:

(1)                                  If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations is expressed as a negative number, the Market Quotation expressed as a negative number with the largest absolute value); and

(2)                                  If, on the Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations from Approved Replacements have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iii)                               If Party B, at the written direction of the Depositor, requests Party A in writing to

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obtain Market Quotations, Party A shall use its reasonable efforts to do so as soon as practicable before the Early Termination Date.

(iv)                              Without prejudice to Party B’s discretion as to the time of obtaining and accepting quotations, Party B shall consult with Party A as to the day and time of obtaining any quotations.

(v)                                 At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, the lowest of such Market Quotations shall be the lowest Market Quotation of such Market Quotations expressed as a positive number or, if any of such Market Quotations are expressed as negative numbers, the Market Quotation expressed as a negative number with the largest absolute value).

(vi)                              If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted-off against any amount payable by Party B under the immediately preceding clause (I).”

(r)                                    “Termination Currency” means United States Dollars.

(s)                                  “Additional Termination Events”.  The occurrence of any of the events specified in Part 5(b) shall constitute an “Additional Termination Event” for purposes of Section 5(b)(v).

Part 2

Tax Matters

(a)                                  Tax Representations.

(i)                                     Payer Representations.  For the purpose of Section 3(e) of this Agreement,

(A)                              Party A makes the following representation:

None.

(B)                              Party B makes the following representation:

                                                                                                None.

Payee Representations.   For the purpose of Section 3(f) of the Agreement, Party A and Party B make no representations.

(b)                                 Tax Provisions.

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(i)                                     Gross Up.  Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(ii)                                  Indemnifiable Tax.  The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:

“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.

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Part 3

Agreement to Deliver Documents

For the purpose of Section 4(a) of this Agreement:

I.  Tax forms, documents or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party B	As required under Section 4(a)(i) of this Agreement: IRS Form W-9.	Promptly upon execution of this Agreement or thereafter upon reasonable demand.

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II.  Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d)

Party A and Party B

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver, and to perform its obligations under the Agreement, this Confirmation, and any Credit Support Documents to which it is a party

		Upon the execution and delivery of this Agreement	Yes

Party A and Party B	Incumbency and authority certificate authorizing the officers of the party signing the Agreement, this Confirmation, and any relevant Credit Support Document, as the case may be	Upon the execution and delivery of this Agreement	Yes

Party A and Party B	An opinion of counsel to such party reasonably acceptable to the other party	Upon the execution and delivery of this Agreement	No

Party B	A copy of the Indenture, the Sale and Servicing Agreement-and all other Transaction Documents-	Upon the execution and delivery of this Agreement	Yes

Party B	Each Monthly Report (pursuant to Section 9.05 of the Sale and Servicing Agreement)	In accordance with the Sale and Servicing Agreement	Yes

Party B	Notice of all proposed amendments to any Transaction Document	Prior to the execution of any proposed amendment, in accordance with the Transaction Documents	Yes

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Part 4

Miscellaneous

(a)                                  Addresses for Notices.  For the purpose of Section 12(a) of this Agreement:

Address for notices or communications to Party A:

Address: Capital Markets Documentation Unit

388 Greenwich Street

New York, New York  10013

Attention:                                         Director Derivatives Operations

Facsimile No.:                      (212) 657-3992

(For all purposes)

In addition, in the case of notices or communications relating to Section 5, 6, 11 or 13 of this Agreement, a second copy of any such notice or communication shall be addressed to the attention of Party A’s legal department as follows:

Address: Legal Department

388 Greenwich Street, 17th Floor

New York, New York 10013

Attention:                                         Senior Deputy General Counsel, Citi Markets and Banking

Facsimile No.:                 (212) 816-5550

Address for notices or communications to Party B:

Address:                                               Harley-Davidson Motorcycle Trust 2008-1

c/o Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention:                                         Corporate Trust Administration Services

Telex No.: 835437

Answerback: WILM-TR

Telephone No.: 302-636-6000

Facsimile No.: 302-636-4140

With a copy to:

Harley-Davidson Financial Services, Inc.

222 West Adams Street, 20th Floor

Chicago, IL 60606

Attention: Andrea Golvach

Telephone: 312-696-5379

Facsimile: 312-368-1802

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(b)                                 Effectiveness of Notice.  Section 12(a) is hereby amended by deleting the words “facsimile transmission or” in line 3 thereof.

(c)                                  Process Agent.  For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:  Not applicable.

Party B appoints as its Process Agent:  Not Applicable.

(d)                                 Offices.  The provisions of Section 10(a) will apply to this Agreement.

(e)                                  Multibranch Party.  For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may enter into a Transaction through any of the following offices:  New York, London, Singapore and Sydney.

Party B is not a Multibranch Party.

(f)                                    Calculation Agent.  The Calculation Agent will be Party A unless otherwise specified in a Confirmation in reference to the relevant Transaction.

(g)                                 Credit Support Document.

With respect to Party A:  The 1994 ISDA Credit Support Annex to this Schedule, including Paragraph 13 thereof (the “Credit Support Annex”), and any guarantee that is provided to Party B pursuant to Part 5(b) below.

With respect to Party B:  The Credit Support Annex, solely in respect of Party B’s obligations under Paragraphs 3(b), 6(d) and 8(d) of the Credit Support Annex.

(h)                                 Credit Support Provider.  Means (i) in relation to Party A, if a guarantee is provided to Party B pursuant to Part 5 (b) below, the guarantor providing such guarantee and (ii) in relation to Party B, not applicable.

(i)                                     Governing Law. This Agreement including any claim or controversy arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof other than the New York General Obligations Law Sections 5-1401 and 5-1402.

(j)                                     Jurisdiction.  Section 13(b) of the Agreement is hereby amended by (1) deleting in line 2 of subsection (i) the word “non-” and (2) deleting the final paragraph thereof.  The following shall be added at the end of Section 13(b):  “Nothing in this provision shall prohibit a party from bringing an action to enforce a money judgment in any other jurisdiction.”

(k)                                  “Affiliate” will have the meaning specified in Section 14 of this Agreement except, for purposes of Section 3(c) of this Agreement, Party A and Party B shall be considered to have no Affiliates.

(l)                                     Netting of Payments.  The parties agree that subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

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(m)                               Single Agreement. Section 1(c) shall be amended by the addition of the words “The Credit Support Annex” after the words “Master Agreement”.

(n)                                 Local Business Day.  The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(o)                                 Definitions.  Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the 2000 ISDA Definitions as published and copyrighted in 2000 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof.  The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions.

Each reference herein to a “Section” (unless specifically referencing the Sale and Servicing Agreement) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

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Part 5

Other Provisions

(a)           No Set-Off

(i)                                     All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c), Section 6 or Part 1(q)(vi) or in Section 8 of the Credit Support Annex.

(ii)                                  Section 6(e) shall be amended by the deletion of the following sentence; “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”

(b)                                 Additional Termination Events.  The following Additional Termination Events will apply. For purposes hereof, Party A shall be the Affected Party with respect to the events listed in numbers (i) through (v), and Party B shall be the Affected Party with respect to the events listed in numbers (vi) through (viii):

An S&P Approved Ratings Downgrade Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

A Moody’s First Trigger Ratings Event has occurred and is continuing, and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex.

(1) An S&P Required Ratings Downgrade Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex or (2) An S&P Required Ratings Downgrade Event has been continuing for 60 or more calendar days.

A Moody’s Second Trigger Ratings Event has occurred and is continuing and Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and (i) at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation and which remains capable of becoming legally binding upon acceptance and (ii) 30 Local Business Days or more have elapsed since such Moody’s Second Trigger Rating Event first occurred.

Swap Disclosure Event. Upon the occurrence of a Swap Disclosure Event (as defined in Part 5(p) below) Party A has not, within 10 Business Days after such Swap Disclosure Event, complied with any of the provisions set forth in clause (iii) of Part 5(p) below.

Without the prior written consent of Party A and only to the extent such consent is required under the Indenture or the Sale and Servicing Agreement (such consent not to be unreasonably withheld, conditioned or delayed), an amendment is made to any Transaction Document which amendment could reasonably be expected to have a material adverse effect on the interests of Party A under this Agreement.  Any payments owed to Party A under Section 6(e) of this Agreement as a result of such Additional Termination Event shall be made without regard to the effect of any such amendment, modification or supplement.

Any redemption, acceleration, auction, clean-up call or other prepayment in full, but not in part, of the Notes outstanding occurs under the Indenture (or any notice is given to that effect and such redemption, acceleration, auction, clean-up call or other prepayment is not capable of being rescinded).  If this Additional Termination Event occurs, Party B shall be the sole Affected Party; provided, however, that notwithstanding Section 6(b)(iv), either party may designate an Early Termination Date in respect of this Additional Termination Event; provided, further, that such Early Termination Date shall not be prior to ten Business Days prior to the final

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Distribution Date;

The Indenture Trustee declares the Notes immediately due and payable following the occurrence of an Event of Default (as defined in the Indenture) pursuant to Section 5.01(i) or (ii) of the Indenture (provided that such acceleration has not been rescinded pursuant to Section 5.02 of the Indenture) or an Event of Default (as defined in the Indenture) pursuant to Section 5.01(iv) or (v) of the Indenture occurs and is continuing and the principal amount of the Notes becomes immediately due and payable.  For the purpose of the foregoing Termination Event, (A) Party B shall be the sole Affected Party and (B) notwithstanding the provisions of Section 6(b) of the Agreement, the date on which the Notes are due and payable shall be the Early Termination Date of the Transaction.

(c)           Required Ratings Downgrade Event.  So long as either a Moody’s Second Trigger Rating Event or an S&P Required Ratings Downgrade Event has occurred and is continuing, then Party A shall, at its own expense, use commercially reasonable efforts to, as soon as reasonably practicable, either (A) effect a Permitted Transfer or (B) procure an Eligible Guarantee from an Eligible Guarantor.

(d)           Timing of Payments by Party B upon Early Termination.  Notwithstanding anything to the contrary in Section 6(d)(ii), to the extent that all or a portion (in either case, the “Unfunded Amount”) of any amount that is calculated as being due in respect of any Early Termination Date under Section 6(e) from Party B to Party A will be paid by Party B from amounts other than any upfront payment paid to Party B by an Eligible Replacement that has entered into a Replacement Transaction with Party B, then such Unfunded Amount shall be due on the next subsequent Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii), and on any subsequent Distribution Dates until paid in full (or if such Early Termination Date is the final Distribution Date, on such final Distribution Date); provided, however, that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, such payment will be payable on such Distribution Date.

(e)           Rating Agency Notifications.  Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(f)            Agent for Party B.  Party A acknowledges that Party B has appointed Harley-Davidson Credit Corp. as administrator under the Administration Agreement to carry out certain functions on behalf of Party B, and that Harley-Davidson Credit Corp. shall be entitled to give notices and to perform and satisfy the obligations of Party B hereunder on behalf of Party B.

(g)           Conduct of Party B in connection with Replacement Transactions and Permitted Transfers. In determining whether or not a Firm Offer satisfies clause (b)(ii) of the definition of Replacement Transaction, Party B shall act in a commercially reasonable manner.

(h)           Limited Recourse.  Notwithstanding any other provision of this Agreement to the contrary, Party A hereby acknowledges and agrees that all of Party B’s obligations hereunder or in connection herewith will be solely the limited recourse obligations of Party B, payable solely from the Collateral and the proceeds thereof, in accordance with the priority of payments and other terms of the Indenture and the Sale and Servicing Agreement and Party A will not have any recourse to any of the directors, officers, incorporators, shareholders, partners, agents or Affiliates of Party B or any of their successors or assigns with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. The provisions of this paragraph will survive the designation of any Early Termination Date and any termination of this Agreement.

(i)            Non-petition.  Party A agrees not to institute against or join any person in instituting against Party B any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding or other similar proceeding against Party B for any reason whatsoever, until the payment in full of all Notes issued under the Indenture and the expiration of a period equal to one year and one day (or, if longer, the then applicable preference period) following all such payments; provided that nothing in this clause shall preclude, prohibit or restrict, or be deemed to estop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the then applicable preference period) in (x) any case or proceeding voluntarily filed or commenced by Party B or (y) any involuntary insolvency proceeding filed or commenced

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against Party B by a person other than Party A or its Affiliates, or (ii) from commencing against Party B or any properties of Party B any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding, or (iii) from joining any other person, including, without limitation, the Indenture Trustee, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings already commenced or other analogous proceedings already commenced under applicable laws. The provisions of this paragraph will survive the designation of any Early Termination Date and any termination of this Agreement.

(j)            Transfers.  Section 7 of this Agreement shall be deleted in its entirety and replaced with the following:

“(i)                               Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party unless (a) the prior written consent of the other party is obtained and (b) the Rating Agency Condition has been satisfied with respect to each Rating Agency other than Moody’s, except that Party A may (at its own cost):

(A)                        transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e); or

(B)                          effect a Permitted Transfer of all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”):

(I)                  at any time at which a Moody’s First Trigger Ratings Event, S&P Approved Ratings Downgrade Event or S&P Required Ratings Downgrade Event has occurred and is continuing,

(II)              pursuant to Section 6(b)(ii) or Part 5(p) of this Agreement,

(III)          pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, or

(IV)          to another of its offices or branches at any time.

Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(ii)                                  If an entity has made a Firm Offer to be the transferee of a transfer to be made in accordance with clause (B) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(k)           Waiver of Right to Trial by Jury.  Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement.

(l)            Severability.  In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor, in good faith negotiations, to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

(m)          Additional Representations.  For purposes of Section 3 of this Agreement, the following shall be added, immediately following paragraph (f) thereof:

“(g)                           No Reliance.  It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary.  It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered

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investment advice or a recommendation to enter into that Transaction.  It has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

(h)                                 Evaluation and Understanding.  It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction.  It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

(i)                                     Status of Parties.  The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(j)                                     Risk Management.  Each of Party A and Party B represents that this Agreement has been, and each Transaction hereunder has been or will be, as the case may be, entered into for the purpose of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with its line of business (including financial intermediation services) and not for the purpose of speculation.

(k)                                  Eligible Contract Participant.  Each of Party A and Party B (a)  represents that it is an “eligible contract participant” within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended (the “CEA”), (b) this Agreement and each Transaction is subject to individual negotiation by each party, and (c) neither this Agreement nor any Transaction will be executed or traded on a “trading facility” within the meaning of Section 1a(33) of the CEA.

(l)                                     Financial Institution.  Party A represents that it is a “financial institution” as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 or Regulation EE promulgated by the Federal Reserve Board thereunder.

(m)                               FDIC Representation.  Party A represents to Party B on the date on which Party A enters into each Transaction that Party A is a depository institution subject to the requirements of the Federal Deposit Insurance Act.  This Agreement (including the Credit Support Annex and each Confirmation) has been authorized by all necessary corporate action of Party A, the person executing this Agreement on behalf of Party A is an officer of Party A of the level of vice president or higher, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained by Party A in its official books and records.

(n)                                 Capacity.  Party A represents to Party B on the date on which Party A enters into each  Transaction that it is entering into the Agreement and the Transaction as principal and not as agent of any person.  The Indenture Trustee represents to Party A on the date on which the Indenture Trustee executes this Agreement that it is executing the Agreement in its capacity as the Indenture Trustee.

(o)                                 ERISA.  The assets that are used in connection with the execution, delivery and performance of this Agreement and the Transactions entered into pursuant hereto are not the assets of an employee  benefit or other plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity whose underlying assets include “plan assets” by reason of Department of Labor regulation section 2510.3-101, or a governmental plan that is subject to any federal, state, or local law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.

(n)           Recording of Conversations.  Each party hereto consents to the recording of its telephone conversations pursuant to this Agreement. To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall, in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party. The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

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(o)           Transfer to Avoid Termination Event.  Section 6(b)(ii) is hereby amended (i) by deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and the words “, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(p)           Compliance with Regulation AB.

(i)                                     Party A agrees and acknowledges that Harley-Davidson Customer Funding Corp. (the “Depositor”) may be required under Regulation AB, as defined in the Sale and Servicing Agreement, to disclose certain financial information regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate “significance percentage” of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)                                  It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof for so long as the Issuer is required to file periodic reports under the Exchange Act with respect to the Notes, Party B or the Depositor requests from Party A the applicable financial information described in Item 1115(b) of Regulation AB (such request to be based on a reasonable determination by the Depositor, based on “significance estimates” made in substantially the same manner as that used in Harley-Davidson Credit Corp.’s internal risk management process in respect of similar instruments and furnished by Harley-Davidson Credit Corp. to the Depositor, or if Harley-Davidson Credit Corp. does not furnish such significance estimates to the Depositor, based on a determination of such significance estimates by the Depositor in a commercially reasonable manner) (the “Swap Financial Disclosure”).

(iii)                               Upon the occurrence of a Swap Disclosure Event, Party A, at its own expense, shall either (1)(a) either (i) provide to the Depositor the current Swap Financial Disclosure in an EDGAR-compatible format (for example, such information may be provided in Microsoft Word® or Microsoft Excel® format but not in .pdf format) or (ii) provide written consent to the Depositor to incorporation by reference of such current Swap Financial Disclosure that is filed with the Securities and Exchange Commission in the Exchange Act Reports of the Depositor, (b) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference in the Exchange Act Reports of the Depositor of such accounting firm’s report relating to its audits of such current Swap Financial Disclosure, and (c) provide to the Depositor any updated Swap Financial Disclosure with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Swap Financial Disclosure; (2) secure another entity through a Permitted Transfer to replace Party A as party to this Agreement on terms substantially similar to this Agreement, which entity (or a guarantor thereto) meets or exceeds the Replacement Ratings Threshold and which entity complies with the requirements of Item 1115 of Regulation AB and clause (1) above, or (3) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that complies with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure and other information pursuant to clause (1), such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to Party A.

(iv)                              Party A agrees that, in the event that Party A provides Swap Financial Disclosure to the Depositor in accordance with clause (iii)(1) above or causes its affiliate to provide Swap Financial Disclosure to the Depositor in accordance with clause (iii)(3) above, it will indemnify and hold harmless the Depositor, its respective directors or officers and any person controlling the Depositor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(q)           Security Interest

The Parties hereby acknowledge and agree that:

(i)                                     Party B has in the Indenture granted to the Indenture Trustee for the benefit of certain secured parties named therein (the “Secured Parties”), including Party A, a security interest in certain assets of Party B (including without limitation, all payments due to Party B under this Agreement);

(ii)                                  Party A is a Secured Party entitled to the benefits set forth in the Indenture;

(iii)                               in connection with such grant, Party B has assigned to the Indenture Trustee on behalf of the Secured Parties (other than Party A) all of Party B’s rights to payment due to it under this Agreement, any credit support annex and any other document which by its terms secures, guarantees or otherwise supports Party A’s obligations under this Agreement; and

(iv)                              following the occurrence of any Event of Default or Termination Event in respect of Party A under this Agreement which is continuing, the Indenture Trustee may directly enforce the rights of Party B hereunder.

(r)            Payment on transfer of the Swap to a Transferee

If Party A is replaced under this Agreement by a Transferee and the Transferee is required to pay an amount to take over Party A’s role, Party B acknowledges and agrees that such amount(s) shall be paid directly by the Transferee to Party A to reduce, ratably, any termination payments due and unpaid to Party A from Party B.  Such amount(s) shall not be subject to the priority of payments in the Indenture or the Sale and Servicing Agreement and shall not be applied in whole or in part to pay any other party secured pursuant to the Transaction Documents or any other party either prior to or subsequent to the enforcement of security constituted by the Indenture.

(s)           Amendments. In addition to the requirements of Section 9, this Agreement will not be amended unless Party B shall have obtained satisfaction of the Rating Agency Condition with respect to S&P.

(t)            Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event with respect to which Party A is the sole Affected Party other than a Termination Event occurring under Section 5(b)(i) or Section 5(b)(ii), or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by an Eligible Guarantor as principal debtor rather than surety and that is directly enforceable by Party B the form and substance of which guarantee are subject to the Rating Agency Condition with respect to each Rating Agency other than Moody’s, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to Tax collected by withholding or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B

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are subject to Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such withholding been required or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Guarantor” means an entity that (A) has credit ratings at least equal to the Replacement Ratings Threshold.

“Eligible Replacement” means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable) and (B) that has credit ratings at least equal to the Replacement Ratings Threshold or the present and future obligations (for the avoidance of doubt, not limited to payment obligations) of such entity to Party B under this Agreement are guaranteed pursuant to an Eligible Guarantee provided by an Eligible Guarantor.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

“Firm Offer” means an offer that will become legally binding upon acceptance.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s First Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s First Trigger Rating Threshold.

“Moody’s First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A2” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-1”, or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A1”.

“Moody’s Second Trigger Ratings Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee or an Eligible Replacement, (i) if such entity has both a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s and a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “P-2”, or (ii) if such entity has only a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied:  (a) the Transferee is an Eligible Replacement (b) Party A and the Transferee are both “dealers in notional principal contracts” within the meaning of Treasury regulations section 1.1001-4 (c) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4), (d) an Event of Default or Termination Event would not occur as a result of such transfer, (e) pursuant to a written instrument (the “Transfer Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction, (f) Party B shall have determined, in its sole discretion, acting in a commercially reasonable manner, that such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions, (g) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (h) either (A) Moody’s has been given prior written notice of such transfer and the Rating Agency Condition is

17

satisfied with respect to S&P or (B) each Rating Agency has been given prior written notice of such transfer and such transfer is in connection with the assignment and assumption of this Agreement without modification of its terms, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty, notice information and account details; and (i) such transfer otherwise complies with the terms of the Sale and Servicing Agreement.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (a) has terms which would be effective to transfer to a transferee all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement and all relevant Transactions, which terms are identical to the terms of this Agreement, other than party names, dates relevant to the effective date of such transfer, tax representations (provided that the representations in Part 2(a)(i) are not modified) and any other representations regarding the status of the substitute counterparty of the type included in Part 5(m), notice information and account details, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions, or (b) (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) under this Agreement in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (ii) has terms which are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B, acting in a commercially reasonable manner.

“Required Ratings Downgrade Event” means either a Moody’s Second Trigger Ratings Event or an S&P Required Ratings Downgrade Event has occurred.

“Required Ratings Threshold” means each of the S&P Required Ratings Threshold and the Moody’s Second Trigger Ratings Threshold.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“S&P Approved Ratings Downgrade Event” means, with respect to any Relevant Entities that are Financial Institutions, no such Relevant Entity meets the S&P Approved Ratings Threshold.

“S&P Approved Ratings Threshold” means, with respect to a Relevant Entity, a short-term unsecured and unsubordinated debt rating from S&P of “A-1”, or, if such entity does not have a short-term unsecured and unsubordinated debt rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of “A+”.

“S&P Required Ratings Downgrade Event” means no Relevant Entity meets the S&P Required Ratings Threshold.

“S&P Required Ratings Threshold” means, (a) with respect to a Relevant Entity that is a Financial Institution,  a short-term unsecured and unsubordinated debt rating from S&P of at least “A-2” or, if the entity does not have a short-term unsecured rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of at least  “BBB+”, (b) with respect to a Relevant Entity that is not a Financial Institution,  a short-term unsecured and unsubordinated debt rating from S&P of at least “A-1” or, if the entity does not have a short-term unsecured rating from S&P, a long-term unsecured and unsubordinated debt rating from S&P of at least  “A+”.

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“Rating Agencies” means, with respect to any date of determination, each of S&P or Moody’s, to the extent that each such rating agency is then providing a rating for any of the Notes.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CITIBANK, N.A.		HARLEY-DAVIDSON MOTORCYCLE TRUST
2008-1

By: Wilmington Trust Company, not in its Individual capacity but soley as Owner Trustee on behalf of Party B

By:	/s/ Linda Cook	By:	/s/ Erik E. Overcash

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(Bilateral Form)                                                                                                  (ISDA Agreements Subject to New York Law Only)

I S D A®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of February 15, 2008

between

CITIBANK, N.A. (“Party A”)	and	HARLEY-DAVIDSON MOTORCYCLE TRUST 2008-1 (“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1.  Interpretation

(a)          Definitions and Inconsistency.  Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex.  In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)          Secured Party and Pledgor.  All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2.  Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder.  Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 by International Swaps and Derivatives Association, Inc.

Paragraph 3.  Credit Support Obligations

(a)           Delivery Amount.   Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or  promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the   Pledgor’s Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Delivery Amount” applicable to the Pledgor for   any Valuation Date will equal the amount by which:

                (i)            the Credit Support Amount

                exceeds

                (ii)           the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)           Return Amount.  Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party’s Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified      by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13).  Unless otherwise specified in Paragraph 13, the “Return Amount” applicable to the Secured Party for any Valuation Date will equal the amount by which:

                (i)            the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

                (ii)           the Credit Support Amount.

“Credit Support Amount” means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the   Secured Party’s Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable        to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor’s Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever         the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4.  Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)           Conditions Precedent.  Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the  Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i)            no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)           no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been  designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)          Transfer Timing.  Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made     after the Notification Time, then the relevant Transfer will be made not later than the close of business on the    second Local Business Day thereafter.

(c)          Calculations.  All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time.  The Valuation Agent will notify each party (or the other party,      if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business       Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d)          Substitutions.

(i)            Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the “Substitute Credit Support”); and

(ii)           subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support  specified by  the  Pledgor  in  its  notice not later than the Local Business Day following the date on  which  the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the “Substitution Date”); provided that the Secured Party will only be obligated to Transfer         Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

 Paragraph 5.  Dispute Resolution

If a party (a “Disputing Party”) disputes (I) the Valuation Agent’s calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the       Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party)   not later than the close of business on the Local Business Day following (X) the date that the demand is made     under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the       close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3         in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each  other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)            In  the  case  of  a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)          utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)           calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent’s original calculations will be used for that Transaction (or Swap Transaction); and

(C)           utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)           In  the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following  a  recalculation  pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party)  not later than the Notification Time on the Local Business Day following the  Resolution  Time.   The appropriate  party  will, upon  demand  following  that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6.  Holding and Using Posted Collateral

(a)          Care of Posted Collateral.  Without limiting the Secured Party’s rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable  law,  and  in  any  event  the  Secured  Party  will  be  deemed  to  have  exercised  reasonable care if it exercises at  least  the same  degree of care  as it would exercise with respect to its own property.  Except as specified  in the preceding sentence, the Secured  Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b)          Eligibility to Hold Posted Collateral; Custodians.

(i)            General.  Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral,  the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a “Custodian”) to hold Posted Collateral for the Secured Party.  Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor’s obligations to make any Transfer will be discharged  by making  the Transfer to  that  Custodian.  The holding of Posted Collateral by a Custodian will  be deemed  to be the  holding of  that Posted  Collateral by the Secured Party for which the Custodian is acting.

(ii)           Failure to Satisfy Conditions.   If  the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral  held by  it to a Custodian  that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii)          Liability.  The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)          Use of Posted Collateral.   Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs  3,  4(d)(ii),  5,  6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured  Party will,  notwithstanding  Section  9-207 of  the New York  Uniform Commercial  Code, have the right to:

(i)            sell,  pledge,  rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in  its business any  Posted Collateral  it holds,  free from any  claim or  right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii)           register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For  purposes of  the obligation  to Transfer  Eligible Credit  Support or  Posted Credit Support pursuant to Paragraphs  3 and  5 and any rights or remedies  authorized under this Agreement, the  Secured Party  will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d)          Distributions and Interest Amount.

(i)            Distributions.  Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would  not be  created or increased  by  that Transfer, as calculated by  the Valuation Agent  (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)           Interest Amount.  Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral  in the  form of Cash (all of  which may be  retained by the Secured Party), the Secured Party will  Transfer to  the Pledgor at the times  specified in  Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).  The Interest Amount  or portion thereof  not Transferred pursuant  to  this Paragraph  will constitute  Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7.  Events of Default

For  purposes  of  Section 5(a)(iii)(1)  of  this  Agreement,  an  Event  of  Default will exist with respect to a party if:

(i)            that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)           that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)          that party fails to comply with or perform any agreement or obligation other than those specified in  Paragraphs  7(i) and  7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8.  Certain Rights and Remedies

(a)          Secured Party’s Rights and Remedies.  If at any time (1) an Event of  Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated  as the result of an Event of  Default or Specified Condition  with respect to the  Pledgor,  then,  unless the  Pledgor has paid  in full all of its Obligations  that are then due, the Secured  Party may  exercise  one or more of the following rights and remedies:

(i)            all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)           any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii)          the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)          the  right  to  liquidate any Posted  Collateral held by the Secured  Party through  one or  more public or private  sales or other dispositions with  such  notice, if any, as  may  be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and  to apply the proceeds (or  the  Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by  the  Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and  is of  a type customarily sold on  a  recognized  market,  and, accordingly, the Pledgor is not entitled to prior notice  of  any  sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)          Pledgor’s Rights and Remedies.   If at any time an Early Termination Date has occurred or been designated  as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except  in the  case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where  the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i)            the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

(ii)           the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

(iii)          the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

(iv)          to  the  extent  that  Posted  Collateral  or  the Interest  Amount  is  not so  Transferred  pursuant  to  (iii) above, the Pledgor may:

(A)          Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)           to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining  Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)          Deficiencies and Excess Proceeds.  The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)          Final Returns.  When  no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9.  Representations

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)            it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)           it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)          upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest  therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)          the performance by it of its obligations under this Annex will not result in the creation of any security  interest,  lien or other encumbrance  on any  Posted Collateral  other  than  the security interest and lien granted under Paragraph 2.

Paragraph 10.  Expenses

(a)           General.  Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and  expenses in  connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)           Posted Credit Support.  The Pledgor will promptly pay when due all taxes, assessments or charges of any nature  that  are imposed  with  respect  to  Posted  Credit  Support  held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph  6(c),  except  for  those taxes, assessments and charges that result from the exercise of the Secured Party’s rights under Paragraph 6(c).

(c)           Liquidation/Application of Posted Credit Support.  All reasonable costs and expenses incurred by or on behalf  of  the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11.  Miscellaneous

(a)           Default Interest.  A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest  Amount will be obligated  to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred,  from (and  including)  the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest  Amount.  This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)           Further Assurances.  Promptly following a demand made by a party, the other party will execute, deliver, file and record  any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and  reasonably requested  by  that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex  with respect to Posted Credit Support or  an  Interest Amount  or  to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)           Further Protection.  The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien  granted  by  it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party’s rights under Paragraph 6(c).

(d)           Good Faith and Commercially Reasonable Manner.  Performance of all obligations under this Annex, including, but not  limited  to,  all  calculations,  valuations  and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e)           Demands and Notices.  All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)            Specifications of Certain Matters.  Anything  referred to  in  this  Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12.  Definitions

As used in this Annex:—

“Cash” means the lawful currency of the United States of America.

“Credit Support Amount” has the meaning specified in Paragraph 3.

“Custodian” has the meaning specified in Paragraphs 6(b)(i) and 13.

“Delivery Amount” has the meaning specified in Paragraph 3(a).

“Disputing Party” has the meaning specified in Paragraph 5.

“Distributions” means with respect to Posted Collateral other than Cash, all principal, interest and other payments and  distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed  of that  Posted Collateral under Paragraph 6(c).  Distributions will not include any item of property acquired by the Secured Party upon any disposition or  liquidation of  Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

“Eligible Collateral” means, with  respect  to a  party,  the  items,  if  any,  specified  as  such  for  that  party  in Paragraph 13.

“Eligible Credit Support” means Eligible Collateral and Other Eligible Support.

“Exposure”  means  for any Valuation  Date  or  other date  for  which  Exposure  is  calculated  and  subject  to Paragraph  5  in  the  case  of  a  dispute,  the  amount,  if  any,  that  would  be  payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions)  were  being  terminated as of the relevant Valuation Time;  provided  that Market Quotation will be determined by the Valuation  Agent  using  its estimates  at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation”).

“Independent Amount” means, with respect to a party,  the  amount  specified  as  such  for  that party  in Paragraph 13; if no amount is specified, zero.

“Interest Amount” means,  with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in  that  Interest Period on the principal  amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x)            the amount of that Cash on that day; multiplied by

(y)            the Interest Rate in effect for that day; divided by

(z)            360.

“Interest Period” means  the period  from (and including) the  last Local Business  Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted  Collateral in the form of Cash was  Transferred to or received by the  Secured  Party) to  (but  excluding)  the Local Business Day on which the current Interest Amount is to be Transferred.

“Interest Rate” means the rate specified in Paragraph 13.

“Local Business Day”, unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section  of  this  Agreement, except that  references to a  payment  in clause  (b)  thereof  will  be deemed to  include  a Transfer under this Annex.

“Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Notification Time” has the meaning specified in Paragraph 13.

“Obligations” means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

“Other Eligible Support” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

“Other Posted Support” means  all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

“Pledgor” means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

“Posted Collateral” means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been  Transferred  to  or  received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8.  Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

“Posted Credit Support” means Posted Collateral and Other Posted Support.

“Recalculation Date” means  the Valuation  Date that  gives rise to the dispute under Paragraph 5; provided, however,  that  if a  subsequent Valuation Date  occurs under  Paragraph  3 prior to the  resolution of the dispute, then the “Recalculation Date” means the most recent Valuation Date under Paragraph 3.

“Resolution Time” has the meaning specified in Paragraph 13.

“Return Amount” has the meaning specified in Paragraph 3(b).

“Secured Party” means either party, when that  party (i)  makes a  demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

“Specified Condition” means, with respect to a party, any event specified as such for that party in Paragraph 13.

“Substitute Credit Support” has the meaning specified in Paragraph 4(d)(i).

“Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

“Threshold” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

“Transfer” means, with  respect to any Eligible  Credit Support, Posted  Credit  Support  or  Interest  Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i)                in  the  case of  Cash,  payment or  delivery  by  wire transfer  into  one or more bank accounts  specified  by the recipient;

(ii)               in  the  case of  certificated  securities that cannot  be paid or delivered by book-entry,  payment  or  delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient.

(iii)              in  the  case  of  securities that can  be  paid  or  delivered by book-entry, the giving of written instructions to  the  relevant  depository  institution  or  other entity specified  by  the recipient,  together  with a  written  copy  thereof  to  the  recipient,  sufficient  if  complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv)             in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

“Valuation Agent” has the meaning specified in Paragraph 13.

“Valuation Date” means each date specified in or otherwise determined pursuant to Paragraph 13.

“Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

“Valuation Time” has the meaning specified in Paragraph 13.

“Value”  means  for  any  Valuation  Date  or  other  date  for  which  Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i)            Eligible Collateral or Posted Collateral that is:

(A)                              Cash, the amount thereof; and

(B)                                a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any:

(ii)           Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii)          Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

Paragraph 13. Elections and Variables

(a)                                  Security Interest for “Obligations”.  The term “Obligations” shall have the meaning set forth in Paragraph 12.

(b)                                 Credit Support Obligations.

(i)                                   Delivery Amount, Return Amount and Credit Support Amount; Addition to Paragraph 3.

(A)                              “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)                                    the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”;

(II)                                the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greater of:

(1)                                  the amount by which (a) the Moody’s Credit Support Amount for such Valuation Date exceeds (b) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party; and

(2)                                  the amount by which (a) the S&P Credit Support Amount for such Valuation Date exceeds (b) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party”; and

(III)                            if, on any Valuation Date, the Delivery Amount equals or exceeds the Pledgor’s Minimum Transfer Amount, the Pledgor will Transfer to the Secured Party sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)                                “Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)                                    the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the lesser of:

(1)                                  the amount by which (a) the Moody’s Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the Moody’s Credit Support Amount for such Valuation Date; and

(2)                                  the amount by which (a) the S&P Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the S&P Credit Support Amount for such Valuation Date”; and

(II)                                in no event shall the Secured Party be required to Transfer any Posted Credit Support under Paragraph 3(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C)                                Paragraph 4(b) is hereby amended by the insertion of the words “(i) in respect of a Transfer pursuant to Paragraph 3(b),” immediately prior to the words “if a demand for” and the insertion of the words “; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date” immediately prior to the period.

(D)                               The term “Credit Support Amount” shall not apply.

(E)                                 Moody’s Credit Support Amount means, for any Valuation Date:

(i)                                     if the Moody’s Threshold for such Valuation Date is zero and either (a) a Moody’s Second Trigger Ratings Event is not continuing or (b) a Moody’s Second Trigger Ratings Event is continuing but less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, an amount in USD equal to the greater of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of First Trigger Collateral Amounts (as defined below) for all Transactions hereunder and (2) zero;

(ii)                                  so long as a Moody’s Second Trigger Ratings Event has occurred and is continuing and 30 or more Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, an amount in USD equal to the greatest of (1) the sum of (a) the Secured Party’s Exposure and (b) the aggregate of Second Trigger Collateral Amounts (as defined below) for all Transactions hereunder, (2) an aggregate amount equal to the sum of the Floating Amount payable by Party A pursuant to each Transaction hereunder in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after such Valuation Date and (3) zero; or

(iii)                               if the Moody’s Threshold for such Valuation Date is infinity, zero.

(F)                                 S&P Credit Support Amount means, for any Valuation Date:

(i)                                     if the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has not been continuing for 10 or more Local Business Days, an amount equal to the Secured Party’s Exposure;

(ii)                                  if the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(iii)                               if the S&P Threshold is infinity, zero.

(G)                                Reserved.

(H)                               Certain definitions:

First Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the table in Exhibit A hereto.

Moody’s Value  means, on any date and with respect to any Eligible Collateral, the bid price obtained by the Valuation Agent multiplied by the applicable Moody’s Valuation Percentage.

S&P Value  means, on any date and with respect to any Eligible Collateral other than cash, the bid price obtained by the Valuation Agent, or in the case of Cash the amount thereof, multiplied by the applicable S&P Valuation Percentage.

Second Trigger Collateral Amount means, in respect of each Transaction hereunder on any date, an amount in USD equal to the Notional Amount of such Transaction on such date multiplied by the Applicable Percentage set forth in the applicable table in Exhibit B hereto.

                                                (ii)                                  Eligible Collateral.  On any date, the following items will qualify as “Eligible Collateral” for

Party A (all Eligible Collateral to be denominated in USD):

(A)                               Valuation Percentage S&P

		S&P Approved Ratings Downgrade Event	S&P Required Ratings Downgrade Event
(i)	Cash	100%	80%

(ii)	Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 5 years	98%	78.4%

(iii)	Coupon-bearing negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than or equal to 10 years	92.6%	74.1%

S&P Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has not been continuing for 10 or more Local Business Days, the corresponding percentage for such instrument in the column headed “S&P Approved Ratings Downgrade Event” or (ii) so long as the S&P Threshold for such Valuation Date is zero and an S&P Required Ratings Downgrade Event has been continuing for at least 10 Local Business Days, the corresponding percentage in the column headed “S&P Required Ratings Downgrade Event.”

(B)                               Valuation Percentage Moody’s

INTRUMENT	Moody’s First Trigger Ratings Event	Moody’s Second Trigger Ratings Event
U.S. Dollar Cash	100%	100%
Fixed-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department with Remaining Maturity
<1 Year	100%	100%
1 to 2 years	100%	99%
2 to 3 years	100%	98%
3 to 5 years	100%	97%
5 to 7 years	100%	96%
7 to 10 years	100%	94%
Floating-Rate Negotiable treasury Debt Issued by the U.S. Treasury Department
All Maturities	100%	99%

Moody’s Valuation Percentage means, with respect to a Valuation Date and each instrument in the above table (i) so long as the Moody’s Threshold for such Valuation Date is zero and either (A) a Moody’s Second Trigger Ratings Event is not continuing or (B) a Moody’s Second Trigger Ratings Event is continuing but less than 30 Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, the corresponding percentage for such instrument in the column headed “Moody’s First Trigger Ratings Event” or (ii) so long as (A) a Moody’s Second Trigger Ratings Event has occurred and is continuing and (B) at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Ratings Event first occurred, the corresponding percentage in the column headed “Moody’s Second Trigger Ratings Event.”

                                                (iii)                               Other Eligible Support.  There shall be no “Other Eligible Support” for either party for purposes of this Annex.

                                                (iv)                              Thresholds.

                                                                                              (A) “Moody’s Threshold”  means, with respect to Party A and any Valuation Date, if a Moody’s First Trigger Ratings Event has occurred and is continuing and such Moody’s First Trigger Ratings Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

(B) “S&P Threshold” means, with respect to Party A and any Valuation Date, if (i) an S&P Approved Ratings Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, or (ii) if an S&P Required Ratings Downgrade Event has been continuing for at least 10 Local Business Days, zero; otherwise, infinity.

(C) “Minimum Transfer Amount” means USD 100,000 with respect to Party A and Party B;  provided, however, that if the aggregate and Note Principal Balance of Notes rated by S&P ceases to be more than USD 50,000,000 the “Minimum Transfer Amount” shall be USD 50,000.

(D) Rounding.  The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000.  The Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(c)                                  Valuation and Timing.

(i) “Valuation Agent” means Party A.  The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii) “Valuation Date” means the last Local Business Day of each calendar week.

(iii) “Valuation Time” means, with respect to the determination of Exposure, Value of Eligible Credit Support and Posted Credit Support, the close of business on the Local Business Day immediately before the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv) “Notification Time” means 11:00 a.m., New York time on a Valuation Date; provided, however, that, notwithstanding Paragraph 4(b), with regard to Transfers of Eligible Credit Support or Posted Credit Support in the form of Cash, if a request for Transfer is made by the Notification Time, then the relevant Transfer shall be made not later than the close of business on the day on which such request is received, or, if such day is not a Local Business Day or, if such request is received after the Notification Time, not later than the close of business on the next Local Business Day.  Notwithstanding anything herein to the contrary, with regard to Transfers of Independent Amounts, the relevant Transfer shall be made by the close of business on the second Local Business Day following the Trade Date of the applicable Transaction.

(d)                                 Conditions Precedent and Secured Party’s Rights and Remedies.  There shall be no “Specified Condition” with respect to Party A or Party B.

(e)                                  Substitution.

                                                (i) “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(f)                                    Dispute Resolution.

                                                (i) “Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute under Paragraph 5.

                                                (ii) Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), the Valuation Agent will determine the Value of Eligible Credit Support or Posted Credit Support consisting of securities based upon the bid price quotations of any generally recognized dealer (which may include an affiliate of the Valuation Agent), and adding thereto any interest accrued but not paid to any person with respect to such securities through the day on which the determination is made and multiplying the sum by the applicable Valuation Percentage, if any.

                                                (iii) Alternative.  The provisions of Paragraph 5 will apply, provided, however, that in the event of a dispute regarding the Value of securities which constitute  Eligible Credit Support or Posted Credit Support, the Disputing Party may submit mid market quotations from two other recognized dealers in which case the Value of such securities shall be the mean of the two quotations submitted by the Disputing Party.

(g)                                 Holding and Using Posted Collateral.

                                                (i)  Eligibility to Hold Posted Collateral; Custodians.  The Indenture Trustee will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), such Posted Collateral to be held in a segregated account.  If at any time the Indenture Trustee does not have a short-term unsecured and unsubordinated debt rating of “A-1” from S&P, the Indenture Trustee shall, within 60 calendar days of such rating downgrade, be replaced as custodian by an entity with a short-term unsecured and unsubordinated debt rating of “A-1” from S&P.

                                                (ii)  Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B; provided, however, that if Party A delivers Posted Collateral in book-entry form, then Paragraph 6(c)(ii) will apply to Party B and its Custodian, and Party B and its Custodian shall have the rights specified in Paragraph 6(c)(ii).

(h)                                 Distributions and Interest Amount.

                                                (i)                                     Interest Rate.  The “Interest Rate” will be the actual rate earned on Posted Collateral in the form of Cash that is held by Party B or its Custodian. Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) Eligible Investments (as defined in the Sale and Servicing Agreement) rated at least (x) AAAm or AAAm-G by S&P and (y) Prime-1 by Moody’s or Aaa by Moody’s, as directed by Party A unless (x) an Event of Default or an Additional Termination Event has occurred with respect to which Party A is the defaulting or sole Affected Party or (y) an Early Termination Date has been designated, in which case such investment shall be uninvested).  Gains and losses incurred in respect of any investment of Posted Collateral in the form of Cash in Eligible Investments as directed by Party A shall be for the account of Party A.  If no investment direction is received, the Posted Collateral in the form of Cash shall be held uninvested.

                                                (ii)                                  Transfer of Interest Amount.  Transfers of the Interest Amount will be made in arrears on the last Local Business Day of each calendar month,  provided that Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest

                                                (iii)                               Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply, provided, however, that the Interest Amount will compound daily.

                                                (iv)                              Distributions. Paragraph 6(d)(i) shall be deleted in its entirety and replaced with the following:

“Distributions. Subject to Paragraph 4(a), if Party B receives Distributions on a Local Business Day, it will Transfer to Party A not later than the following Local Business Day any Distributions it receives to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).”

(i)                                     Additional Representations.

Party A represents to Party B (which representation will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

                                                (i) no consent, approval or other authorization of any governmental authority is required in connection with the Transfer of Eligible Collateral hereunder.

                                                (ii) Its assets exceed its liabilities.

(j)                                     Other Eligible Support and Other Posted Support.

                                                (i)                                     “Value” with respect to Other Eligible Support and Other Posted Support shall not be applicable.

                                                (ii)                                  “Transfer” with respect to Other Eligible Support and Other Posted Support shall not be applicable.

(k)                                  Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Annex, provided, that the address for Party A for such purposes shall be:

Citibank N.A.

Collateral Management Group

333 West 34th Street, 2nd FL

New York, NY  10001

Telephone no. (212) 615-8406

Facsimile no. (212) 994-0727;

and the address for Party B for such purposes shall be as set forth in the Schedule to the Master Agreement.

(l)                                     Other Provisions.

                                                (i)                                     Actions Hereunder.  Either party may take any actions hereunder, including liquidation rights, through its Custodian, and, in the case of Party A, through Salomon Smith Barney Inc. or any successor, as agent for Party A.

                                                (ii)                                        Events of Default.  Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

                                                                                                “For the purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral, any Distributions or the Interest Amount, as applicable, required to be made by it and that failure continues for one Local Business Day after the notice of that failure is given to that party, except that (A) if such failure would constitute an Additional Termination Event under another provision of this Agreement and (B) no more than 30 Local Business Days have elapsed since the last time that Party A satisfied the Moody’s Second Trigger Ratings Threshold, then such failure shall be an Additional Termination Event and not an Event of Default”.

(iiii)                            Agreement as to Single Secured Party and Pledgor

                                                Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(iv)                              Expenses.

Notwithstanding Paragraph 10(a), the Pledgor will be responsible for, and will reimburse the Secured Party for, all costs involved in the Transfer and maintenance of Eligible Collateral from the Pledgor to the Secured Party (or any agent or custodian for safekeeping of the Secured Party) or from the Secured Party (or any agent or custodian for safekeeping of the Secured Party ) to the Pledgor pursuant to paragraph 4(d).

IN WITNESS WHEREOF, the parties hereto have executed this Annex as of the date first above written.

CITIBANK, N.A.		HARLEY-DAVIDSON MOTORCYCLE
TRUST 2008-1

By: Wilmington Trust Company, not in its
Individual capacity but solely as Owner Trustee on behalf of Party B

By:	/s/ Linda Cook	By:	/s/ Erik E. Overcash
Name: Linda Cook		Name: Erik E. Overcash
Title: Vice President		Title: Financial Services Officer

EXHIBIT A

FIRST TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

	Interest Rate Hedges		Currency Hedges
	Valuation Dates:
Weighted Average Life of Hedge in Years	Daily	Weekly	Daily	Weekly
Less than 1 year	0.15%	0.25%	1.10%	2.20%
Equal to or greater than 1 year but less than 2 years	0.30%	0.50%	1.20%	2.40%
Equal to or greater than 2 years but less than 3 years	0.40%	0.70%	1.30%	2.60%
Equal to or greater than 3 years but less than 4 years	0.60%	1.00%	1.40%	2.80%
Equal to or greater than 4 years but less than 5 years	0.70%	1.20%	1.50%	2.90%
Equal to or greater than 5 years but less than 6 years	0.80%	1.40%	1.60%	3.10%
Equal to or greater than 6 years but less than 7 years	1.00%	1.60%	1.60%	3.30%
Equal to or greater than 7 years but less than 8 years	1.10%	1.80%	1.70%	3.40%
Equal to or greater than 8 years but less than 9 years	1.20%	2.00%	1.80%	3.60%
Equal to or greater than 9 years but less than 10 years	1.30%	2.20%	1.90%	3.80%
Equal to or greater than 10 years but less than 11 years	1.40%	2.30%	1.90%	3.90%
Equal to or greater than 11 years but less than 12 years	1.50%	2.50%	2.00%	4.00%
Equal to or greater than 12 years but less than 13 years	1.60%	2.70%	2.10%	4.10%
Equal to or greater than 13 years but less than 14 years	1.70%	2.80%	2.10%	4.30%
Equal to or greater than 14 years but less than 15 years	1.80%	3.00%	2.20%	4.40%
Equal to or greater than 15 years but less than 16 years	1.90%	3.20%	2.30%	4.50%
Equal to or greater than 16 years but less than 17 years	2.00%	3.30%	2.30%	4.60%
Equal to or greater than 17 years but less than 18 years	2.00%	3.50%	2.40%	4.80%
Equal to or greater than 18 years but less than 19 years	2.00%	3.60%	2.40%	4.90%
Equal to or greater than 19 years but less than 20 years	2.00%	3.70%	2.50%	5.00%
Equal to or greater than 20 years but less than 21 years	2.00%	3.90%	2.50%	5.00%
Equal to or greater than 21 years but less than 22 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 22 years but less than 23 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 23 years but less than 24 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 24 years but less than 25 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 25 years but less than 26 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 26 years but less than 27 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 27 years but less than 28 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 28 years but less than 29 years	2.00%	4.00%	2.50%	5.00%
Equal to or greater than 29 years but less than 30 years	2.00%	4.00%	2.50%	5.00%
Equal to 30 years	2.00%	4.00%	2.50%	5.00%

EXHIBIT B

SECOND TRIGGER COLLATERAL AMOUNT APPLICABLE PERCENTAGES

For Transactions that are not Transaction-Specific Hedges.

“Transaction-Specific Hedge” means any Transaction that is a cap, floor or swaption, or a Transaction in respect of which  (x) the notional amount of the swap is “balance guaranteed” or (y) the notional amount of the swap for any Calculation Period otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

	Interest Rate Swaps		Currency Swaps
	Valuation Dates:
Weighted Average Life of Hedge in Years	Daily	Weekly	Daily	Weekly
Less than 1 year	0.50%	0.60%	6.10%	7.25%
Equal to or greater than 1 year but less than 2 years	1.00%	1.20%	6.30%	7.50%
Equal to or greater than 2 years but less than 3 years	1.50%	1.70%	6.40%	7.70%
Equal to or greater than 3 years but less than 4 years	1.90%	2.30%	6.60%	8.00%
Equal to or greater than 4 years but less than 5 years	2.40%	2.80%	6.70%	8.20%
Equal to or greater than 5 years but less than 6 years	2.80%	3.30%	6.80%	8.40%
Equal to or greater than 6 years but less than 7 years	3.20%	3.80%	7.00%	8.60%
Equal to or greater than 7 years but less than 8 years	3.60%	4.30%	7.10%	8.80%
Equal to or greater than 8 years but less than 9 years	4.00%	4.80%	7.20%	9.00%
Equal to or greater than 9 years but less than 10 years	4.40%	5.30%	7.30%	9.20%
Equal to or greater than 10 years but less than 11 years	4.70%	5.60%	7.40%	9.30%
Equal to or greater than 11 years but less than 12 years	5.00%	6.00%	7.50%	9.50%
Equal to or greater than 12 years but less than 13 years	5.40%	6.40%	7.60%	9.70%
Equal to or greater than 13 years but less than 14 years	5.70%	6.80%	7.70%	9.80%
Equal to or greater than 14 years but less than 15 years	6.00%	7.20%	7.80%	10.00%
Equal to or greater than 15 years but less than 16 years	6.30%	7.60%	7.90%	10.00%
Equal to or greater than 16 years but less than 17 years	6.60%	7.90%	8.00%	10.00%
Equal to or greater than 17 years but less than 18 years	6.90%	8.30%	8.10%	10.00%
Equal to or greater than 18 years but less than 19 years	7.20%	8.60%	8.20%	10.00%
Equal to or greater than 19 years but less than 20 years	7.50%	9.00%	8.20%	10.00%
Equal to or greater than 20 years but less than 21 years	7.80%	9.00%	8.30%	10.00%
Equal to or greater than 21 years but less than 22 years	8.00%	9.00%	8.40%	10.00%
Equal to or greater than 22 years but less than 23 years	8.00%	9.00%	8.50%	10.00%
Equal to or greater than 23 years but less than 24 years	8.00%	9.00%	8.60%	10.00%
Equal to or greater than 24 years but less than 25 years	8.00%	9.00%	8.60%	10.00%
Equal to or greater than 25 years but less than 26 years	8.00%	9.00%	8.70%	10.00%
Equal to or greater than 26 years but less than 27 years	8.00%	9.00%	8.80%	10.00%
Equal to or greater than 27 years but less than 28 years	8.00%	9.00%	8.80%	10.00%
Equal to or greater than 28 years but less than 29 years	8.00%	9.00%	8.90%	10.00%
Equal to or greater than 29 years but less than 30 years	8.00%	9.00%	8.90%	10.00%
Equal to 30 years	8.00%	9.00%	9.00%	10.00%

For Transactions that are Transaction-Specific Hedges.

	Interest Rate Hedges		Currency Hedges
	Valuation Dates:
Weighted Average Life of Hedge in Years	Daily	Weekly	Daily	Weekly
Less than 1 year	0.65%	0.75%	6.30%	7.40%
Equal to or greater than 1 year but less than 2 years	1.30%	1.50%	6.60%	7.80%
Equal to or greater than 2 years but less than 3 years	1.90%	2.20%	6.90%	8.20%
Equal to or greater than 3 years but less than 4 years	2.50%	2.90%	7.10%	8.50%
Equal to or greater than 4 years but less than 5 years	3.10%	3.60%	7.40%	8.90%
Equal to or greater than 5 years but less than 6 years	3.60%	4.20%	7.70%	9.20%
Equal to or greater than 6 years but less than 7 years	4.20%	4.80%	7.90%	9.60%
Equal to or greater than 7 years but less than 8 years	4.70%	5.40%	8.20%	9.90%
Equal to or greater than 8 years but less than 9 years	5.20%	6.00%	8.40%	10.20%
Equal to or greater than 9 years but less than 10 years	5.70%	6.60%	8.60%	10.50%
Equal to or greater than 10 years but less than 11 years	6.10%	7.00%	8.80%	10.70%
Equal to or greater than 11 years but less than 12 years	6.50%	7.50%	9.00%	11.00%
Equal to or greater than 12 years but less than 13 years	7.00%	8.00%	9.20%	11.30%
Equal to or greater than 13 years but less than 14 years	7.40%	8.50%	9.40%	11.50%
Equal to or greater than 14 years but less than 15 years	7.80%	9.00%	9.60%	11.80%
Equal to or greater than 15 years but less than 16 years	8.20%	9.50%	9.80%	11.80%
Equal to or greater than 16 years but less than 17 years	8.60%	9.90%	10.00%	12.00%
Equal to or greater than 17 years but less than 18 years	9.00%	10.40%	10.10%	12.00%
Equal to or greater than 18 years but less than 19 years	9.40%	10.80%	10.30%	12.00%
Equal to or greater than 19 years but less than 20 years	9.70%	11.00%	10.50%	12.00%
Equal to or greater than 20 years but less than 21 years	10.00%	11.00%	10.70%	12.00%
Equal to or greater than 21 years but less than 22 years	10.00%	11.00%	10.80%	12.00%
Equal to or greater than 22 years but less than 23 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 23 years but less than 24 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 24 years but less than 25 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 25 years but less than 26 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 26 years but less than 27 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 27 years but less than 28 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 28 years but less than 29 years	10.00%	11.00%	11.00%	12.00%
Equal to or greater than 29 years but less than 30 years	10.00%	11.00%	11.00%	12.00%
Equal to 30 years	10.00%	11.00%	11.00%	12.00%